SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                         --------------------------

                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported) May 17, 2002
                                                        -----------------------


                        WYNDHAM INTERNATIONAL, INC.
-------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Charter)


     Delaware                            1-9320                94-2878485
-------------------------------------------------------------------------------
    (State or Other Jurisdiction   (Commission             (IRS Employer
   of Incorporation)                File Number)           Identification No.)


1950 Stemmons Freeway, Suite 6001  Dallas, Texas                     75207
-------------------------------------------------------------------------------
    (Address of Principal Executive Offices)                     (Zip Code)


Registrant's telephone number, including area code   (214) 863-1000


                                    None
-------------------------------------------------------------------------------
       (Former Name or Former Address, if Changed Since Last Report)


Item 5.  Other Events.


         Wyndham International, Inc. (NYSE: WYN) issued a press release today announcing that it is planning to offer $750 million in principal amount of senior secured notes due 2008. The offering is expected to be consummated in early June 2002, subject to market conditions. On May 3, 2002, in anticipation of the issuance of the senior secured notes, Wyndham International, Inc. entered into the third amendment and restatement of its bank credit facilities. This amendment and restatement directs the net cash proceeds of the offering to be applied to repay certain existing outstanding debt under the bank credit facilities. The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

         Wyndham International, Inc. has stated earnings before interest, taxes, depreciation and amortization (EBITDA), as adjusted, guidance for the full year 2002 of $470 million. To account for the business anomaly resulting from the events of September 11, 2001, Wyndham indicated that the EBITDA, as adjusted, for the twelve months ended August 31, 2001, on a pro forma basis, which reflects adjustments for acquisitions and dispositions as if they occurred on September 1, 2000, was $578.4 million.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

      (c)  Exhibits.

         99.1     Press Release, dated May 17, 2002




                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     WYNDHAM INTERNATIONAL, INC.


Dated:  May 17, 2002                 By: /s/ Richard A. Smith
                                         -------------------------
                                         Richard A. Smith, Executive Vice
                                         President and Chief Financial Officer





                               EXHIBIT INDEX


Exhibit No.       Description

99.1              Press Release, dated May 17, 2002